Exhibit 99.1

Uni-Pixel Announces Pricing of $38.2 Million Public Offering of Common Stock

THE WOODLANDS, Texas — April 18, 2013 — Uni-Pixel, Inc. (NASDAQ: UNXL), a provider of Performance Engineered Films to the touch screen, flexible printed electronics, lighting and display markets, today announced that it has priced an underwritten public offering of 1,195,000 shares of its common stock.  Each share of common stock sold in this offering will be sold to the public for $32.00 per share.  In addition, the Company has granted the underwriters a 30-day option to purchase up to an additional 179,250 shares of common stock from the Company to cover over-allotments, if any.

The offering will result in net proceeds of $35.8 million to Uni-Pixel, after deducting the underwriters’ discounts and other estimated offering expenses payable by the Company.  Uni-Pixel intends to use the proceeds from the offering for working capital and general corporate purposes.  The Company expects to close the transaction, subject to customary conditions, on or about April 23, 2013.

Cowen and Company, LLC and Craig-Hallum Capital Group LLC are acting as joint book-running managers for the intended offering.

A shelf registration statement (File No. 333-181656) relating to these securities was previously filed with, and declared effective by, the U.S. Securities and Exchange Commission.  A preliminary prospectus supplement related to the offering was filed with the U.S. Securities and Exchange Commission on April 17, 2013.  A final prospectus supplement describing the terms of the offering will be filed with the U.S. Securities and Exchange Commission and will form a part of the effective registration statement. Copies of the final prospectus supplement and accompanying prospectus relating to the offering may be obtained, when available, by contacting Cowen and Company, LLC c/o Broadridge Financial Services, 1155 Long Island Avenue, Edgewood, NY,11717, Attn: Prospectus Department, Phone: 631-274-2806, Fax: 631-254-7140; or from Craig-Hallum Capital Group LLC, 222 South Ninth Street, Suite 350, Minneapolis, MN 55402, by calling 612-334-6300, or by emailing bart.federak@craig-hallum.com. An electronic copy of the final prospectus supplement and accompanying prospectus relating to the offering will be available on the website of the U.S. Securities and Exchange Commission at www.sec.gov.

This announcement shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any offer or sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

About Uni-Pixel
Headquartered in The Woodlands, Texas, UniPixel, Inc. (NASDAQ: UNXL) delivers Performance Engineered Films to the Lighting, Display and Flexible Electronics markets. UniPixel's high-volume roll-to-roll or continuous flow manufacturing process offers high-fidelity replication of advanced micro-optic structures and surface characteristics over large areas. A key focus for UniPixel is developing electronic conductive films for use in electronic sensors for consumer and industrial applications. The company's newly developed UniBoss™ roll-to-roll electronics manufacturing process prints conductive elements on thin film with trace widths down to ~ 5um. The company is marketing its films for touch panel sensor, cover glass replacement, protective cover film, antenna and custom circuitry applications under the UniPixel label, and potentially under private label or Original Equipment Manufacturers (OEM) brands. UniPixel's brands include Clearly Superior™, Diamond Guard™ and others. For further information, visit www.unipixel.com.

Forward-looking Statements

All statements in this news release that are not based on historical fact are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of our control, that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth under Item 1A "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2012. We operate in a highly competitive and rapidly changing environment, thus new or unforeseen risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise any forward-looking statements. Readers are also urged to carefully review and consider the other various disclosures in the Company's Annual Report on Form 10-K, quarterly reports on Form 10-Q and Current Reports on Form 8-K.

Company Contact:
Jeff Tomz, CFO
UniPixel, Inc.
Tel 281-825-4500

Investor Relations Contact:
Scott Liolios or Ron Both
Liolios Group, Inc.
Tel 949-574-3860
UNXL@liolios.com